                                 EXHIBIT 11.1

                          NATIONAL HOME CENTERS, INC.
                                AND SUBSIDIARY

                   Computation of Earnings (Loss) Per Share

                  Years ended January 31, 2000, 1999 and 1998



                                                               Year Ended January 31
                                            -----------------------------------------------------------------
                                                         2000               1999                  1998
                                                         ----               ----                  ----
Net earnings (loss)                                $1,115,381           $(2,959,443)         $(13,010,122)
                                                   ==========           ===========          ============

Weighted average number of common                   7,142,251             7,142,251             7,142,251
      shares outstanding                           ==========           ===========          ============


Earnings (loss) per share                          $     0.16           $     (0.41)         $      (1.82)
                                                   ==========           ===========          ============

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